JOINT FILER INFORMATION
                                -----------------------


NAME:					E. Bonnie Schaefer
ADDRESS:				c/o Claire's Stores, Inc.
					3 S.W. 129th Avenue
					Miami, FL  33027

DESIGNATED FILER:			Marla L. Schaefer

ISSUER AND TICKER SYMBOL:		Claire's Stores, Inc. ("CLE")

DATE OF EVENT REQUIRING
STATEMENT:				June 15, 2005





/s/E. Bonnie Schaefer
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E. Bonnie Schaefer